Exhibit 21.1

Subsidiaries

Entity Name	Jurisdiction of Organization	Ownership
The Art Institutes International, Inc.	Pennsylvania	100% Company

The Art Institute of Pittsburgh	An unincorporated division of The Art Institutes International, Inc.	100% The Art Institutes International, Inc.

The Art Institute Online	An unincorporated division of The Art Institute of Pittsburgh	100% The Art Institutes International, Inc.

The Art Institute of Philadelphia	An unincorporated division of The Art Institutes International, Inc.	100% The Art Institutes International, Inc.

The Art Institute of Atlanta, Inc.	Georgia	100% The Art Institutes International, Inc.

The Art Institute of Washington, Inc.	District of Columbia	100% The Art Institutes International, Inc.

The Art Institute of Tennessee – Nashville, Inc.	Tennessee (inactive)	100% The Art Institutes International, Inc.

TAIC-San Diego, Inc. d/b/a The Art Institute of California-San Diego	California	100% The Art Institutes International, Inc.

The Art Institute of California- Inland Empire, Inc.	California (inactive)	100% TAIC-San Diego, Inc.

Brown Mackie College-Inland Empire, Inc.	California (inactive)	100% TAIC-San Diego, Inc.

TAIC-San Francisco, Inc. d/b/a The Art Institute of California-San Francisco	California	100% The Art Institutes International, Inc.

The Art Institute of California-Los Angeles, Inc.	California	100% TAIC –San Francisco, Inc.

The Art Institute of California-Orange County, Inc.	California	100% TAIC- San Francisco, Inc.

The California Design College, Inc.	California	100% The Art Institutes International, Inc.

The Art Institute of Charlotte, Inc.	North Carolina	100% The Art Institutes International, Inc.

The Asher School of Business Education Corporation	Delaware	100% The Art Institute of Charlotte, Inc.

The Art Institute of Colorado, Inc.	Colorado	100% The Art Institutes International, Inc.

The Art Institute of Phoenix, Inc.	Arizona	100% The Art Institute of Colorado, Inc.

The Art Institute of Dallas, Inc.	Texas	100% The Art Institutes International, Inc.

AID Restaurant, Inc.	Texas	100% The Art Institute of Dallas, Inc.

Entity Name	Jurisdiction of Organization	Ownership
The Art Institute of Fort Lauderdale, Inc.	Florida	100% The Art Institutes International, Inc.

The Art Institute of Houston, Inc.	Texas	100% The Art Institutes International, Inc.

AIH Restaurant, Inc.	Texas	100% The Art Institute of Houston, Inc.

(The) Art Institute of Indianapolis, Inc.	Indiana	100% The Art Institutes International, Inc.

The Art Institute of Las Vegas, Inc.	Nevada	100% The Art Institutes International, Inc.

The Art Institute of Michigan, Inc.	Michigan (inactive)	100% The Art Institutes International, Inc.

The Art Institutes International Minnesota, Inc.	Minnesota	100% The Art Institutes International, Inc.

The Art Institute of New York City, Inc.	New York	100% The Art Institutes International, Inc.

The Art Institute of Portland, Inc.	Oregon	100% The Art Institutes International, Inc.

The Art Institute of Seattle, Inc.	Washington	100% The Art Institutes International, Inc.

The Illinois Institute of Art, Inc.	Illinois	100% The Art Institutes International, Inc.

The Illinois Institute of Art at Schaumburg, Inc.	Illinois	100% The Art Institutes International, Inc.

Miami International University of Art & Design, Inc.	Florida	100% The Art Institutes International, Inc.

The Art Institute of Tampa, Inc.	Florida	100% The Art Institutes International, Inc.

The Art Institute of York, Inc.	Pennsylvania	100% The Art Institutes International, Inc.

The New England Institute of Art, Inc.	Massachusetts	100% The Art Institutes International, Inc.

EDMC Canada Limited	Nova Scotia	100% The Art Institutes International, Inc.

The Art Institute of Vancouver, Inc. (British Columbia)	British Columbia	100% EDMC Canada Limited

The Art Institute of Vancouver, Inc. (Nova Scotia)	Nova Scotia (presently being dissolved)	100% The Art Institute of Vancouver (British Columbia)

EDMC Marketing and Advertising, Inc.	Georgia	100% Company

AIM Restaurant, Inc.	Minnesota	100% Company

Entity Name	Jurisdiction of Organization	Ownership
Argosy Education Group, Inc.	Illinois	100% Company

Argosy University of Florida, Inc.	Florida (inactive)	100% Argosy Education Group, Inc.

Western State University of Southern California	California	100% Argosy Education Group, Inc.

The University of Sarasota, Inc.	Florida	100% Argosy Education Group, Inc.

MCM University Plaza, Inc.	Illinois	100% University of Sarasota, Inc.

The Connecting Link, Inc.	Georgia	100% Argosy Education Group, Inc.

Academic Review, Inc.	Illinois	100% Argosy Education Group, Inc.

Association for Advanced Training in the Behavioral Sciences, Inc.	California	100% Academic Review, Inc.

Argosy University Family Center, Inc.	Minnesota	100% Argosy Education Group, Inc.

South University, Inc.	Georgia	100% Company

South University Research Corp.	Georgia	100% South University, Inc.

South University of Carolina, Inc.	South Carolina	100% South University, Inc.

South University of Alabama, Inc.	Alabama	100% South University, Inc.

South University of Florida, Inc.	Florida	100% South University, Inc.

South University of Tennessee, Inc.	Tennessee (inactive)	100% South University, Inc.

South University of North Carolina, Inc.	North Carolina (inactive)	100% South University, Inc.

Higher Education Services, Inc.	Georgia	100% Company

Brown Mackie Holding Company	Delaware	100% Company

American Education Centers Inc.	Delaware	100% Brown Mackie Holding Company

Brown Mackie College – Miami, Inc.	Florida	100% American Education Centers, Inc.

Brown Mackie College – Tampa, Inc.	Florida (inactive)	100% American Education Centers Inc.

Brown Mackie Education Corporation	Delaware	100% Brown Mackie Holding Company

Entity Name	Jurisdiction of Organization	Ownership
Brown Mackie College – Los Angeles, Inc.	California	100% Brown Mackie Education Corporation

Brown Mackie College – San Diego, Inc.	California	100% Brown Mackie Education Corporation

Brown Mackie College- Orange County, Inc.	California	100% Brown Mackie Education Corporation

Commonwealth Business College Education Corporation	Delaware	100% Brown Mackie Holding Company

Brown Mackie College – Ft. Lauderdale, Inc.	Florida (inactive)	100% Commonwealth Business College Education Corporation

Stautzenberger College Education Corporation	Delaware	100% Brown Mackie Holding Company

The Art Institute of Ohio- Cincinnati, Inc.	Ohio	100% Stautzenberger College Education Corporation

Brown Mackie College – Phoenix, Inc.	Arizona (inactive)	100% Stautzenberger College Education Corporation

Brown Mackie College – Indianapolis, Inc.	Indiana (inactive)	100% Stautzenberger College Education Corporation

Michiana College Education Corporation	Delaware	100% Brown Mackie Holding Company

Brown Mackie College – Denver, Inc.	Colorado	100% Michiana College Education Corporation

Southern Ohio College, LLC	Delaware	20% by each of American Education Centers, Inc., Brown Mackie Education Corporation, Commonwealth Business College Education Corporation, Stautzenberger College Education Corporation, and Michiana College Education Corporation

EDMC Aviation, Inc.	Pennsylvania	100% Company

Art Institute of Honolulu, Inc.	Hawaii (inactive)	Shares not issued

Art Institute of Orlando, Inc.	Florida (inactive)	Shares not issued

The Art Institute Online, Inc.	Arizona (inactive)	Shares not issued

New York Institute of Art, Inc.	New York (inactive)	Shares not issued

4